PRINCIPAL UNDERWRITING AGREEMENT

       THIS AGREEMENT is effective on the 12th day of July, 1989 among THE LINCOLN NATIONAL LIFE INSURANCE COMPANY ("Lincoln National"), a life insurance company organized under the laws of the State of Indiana on behalf of itself and SEPARATE ACCOUNT H OF THE LINCOLN NATIONAL LIFE INSURANCE COMPANY ("Separate Account"), a separate account established by Lincoln National pursuant to the Indiana Insurance Code and AMERICAN FUNDS DISTRIBUTORS, INC. ("AFD"), a corporation organized under the laws of the State of California.

WITNESSETH:

       WHEREAS, Lincoln National proposes to issue to the public certain variable annuity contracts ("Contracts") and has, by resolution of its Board of Directors on November 4, 1982, and by directive of its Chief Executive Officer on February 7, 1989, authorized the creation of a segregated investment account in connection therewith; and

       WHEREAS, Lincoln National has established the Separate Account for the purpose of issuing the Contracts and has registered the Separate Account with the Securities and Exchange Commission ("Commission") as a unit investment trust under the Investment Company Act of 1940; and

       WHEREAS, the Contracts to be issued by Lincoln National are registered with the Commission for offer and sale to the public, and otherwise are in compliance with all applicable laws; and

       WHEREAS, AFD is a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc., and proposes to form a selling group for the distribution of said Contracts; and

       WHEREAS, Lincoln National desires to obtain the services of AFD as principal underwriter of the Contracts issued by Lincoln National through the Separate Account;

       NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, Lincoln National, the Separate Account and AFD hereby agree as follows:

Duties of AFD

        1. AFD will form a selling group consisting of broker-dealers appointed by Lincoln National to distribute the Contracts which are issued by Lincoln National through the Separate Account and are registered with the Commission for offer and sale to the public. Broker-dealers listed in the attached Schedule B - Schedule of Broker-Dealers to be Excluded from the Selling Group - may not be members of such selling group. Said Schedule B may be amended from time to time by the mutual consent of the undersigned parties.

        2. AFD will enter into and maintain a dealer agreement with each broker-dealer Joining such selling group ("member"); an executed copy of each will be provided to Lincoln National. Any such dealer agreement expressly will be made subject to this Agreement. Any such dealer agreement will provide: (i) that each member will distribute the Contracts only in those jurisdictions in which the Contracts are registered or qualified for sale and only through duly licensed registered representatives of the members who are fully licensed with Lincoln National to sell the Contracts in the applicable Jurisdiction(s); (ii) that all applications and initial and subsequent payments under the Contracts collected by the member will be remitted promptly by the member to Lincoln National at such address as it may from time to time designate; (iii) that each member will comply with all applicable federal and state laws, rules and regulations; and (iv) that the Contracts will not be offered in connection with plans qualified under Section 403(b) of the U.S. Internal Revenue Code.

        3. AFD will use reasonable efforts to provide information and marketing assistance to the members, including preparing and providing members with advertising materials and sales literature, and providing members with current Prospectuses of the Contracts and of American Variable Insurance Series (the "Series"). AFD will use reasonable efforts to ensure that members deliver only the currently effective Prospectuses of the Contracts and the Series. AFD and Lincoln National will cooperate in the development of advertising and sales literature, as requested. AFD will deliver to members, and use reasonable efforts to ensure that members use, only sales literature and advertising material which conforms to the requirements of federal and state laws and regulations and which has been authorized by Lincoln National and AFD. AFD will be responsible for filing sales literature and advertising material, where necessary, with appropriate securities regulatory authorities, including the National Association of Securities Dealers, Inc. AFD will not distribute any Prospectus, sales literature, advertising material or any other printed matter or material relating to the Contracts or the Series if, to its knowledge, any of the foregoing misstates the duties, obligations or liabilities of Lincoln National or AFD. AFD will not actively encourage any member to sell Contracts to employees of hospitals in the State of California that are members of the California Hospital Association.

       4. AFD shall not be responsible for (i) taking or transmitting applications for the Contracts; (ii) examining or inspecting risks or approving, issuing or delivering Contracts; (iii) receiving, collecting or transmitting premium payments; (iv) assisting in the completion of applications for Contracts; (v) paying sales commissions to licensed broker- dealers and insurance agents; and (vi) otherwise offering and selling Contracts directly to the public.

        5. AFD will bear all its expenses of providing services under this Agreement, including the cost of preparing, printing and mailing advertising and sales literature, and the cost of printing and mailing Series and Contract Prospectuses which are used for sale purposes, except that AFD shall not bear the expenses of registering and qualifying shares for Contracts for sale under federal and state laws and expenses of preparing, printing and mailing Prospectuses, proxies and shareholder reports to the extent authorized by law. It is understood that Lincoln National will not be required to bear the cost of preparing, printing and mailing Series Prospectuses. AFD will, except with respect to agents and brokers with Lincoln National Sales Corporation ("LNSC"), reimburse Lincoln National for all state appointing fees and associated renewal fees incurred to enable members to sell the Contracts.

        6. AFD will furnish to Lincoln National such information with respect to the Series in such form and signed by such of its officers as Lincoln National may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. AFD will advise Lincoln National immediately of: (a) any request by the Commission (i) for amendment of the registration statement relating to the Contracts or the Series or (ii) for additional information; (b) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Contracts or the Series or the initiation of any proceedings for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Series of which it becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Contracts or the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

       7. AFD will use reasonable efforts to have the Series register for sale under the Securities Act of 1933 and, as required, under state securities laws, from time to time as necessary, such additional shares of the Series as may reasonably be necessary for use as the funding vehicle for the Contracts. Duties of Lincoln National

       8. Lincoln National or its agent will receive and process applications and premium payments in accordance with the terms of the Contracts and the current Prospectuses. All applications for Contracts are subject to acceptance or rejection by Lincoln National in its sole discretion. Lincoln National will inform AFD of any such rejection and the reason therefor.

       9. Lincoln National will be responsible for filing the Contracts, applications, forms, sales literature and advertising material, where necessary, with appropriate insurance regulatory authorities.

      10. Lincoln National will furnish to AFD such information with respect to the Separate Account and the Contracts in such form and signed by such of its officers as AFD may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. Lincoln National will advise AFD immediately of: (a) any request by the Commission (i) for amendment of the registration statement relating to the Contracts or the Series or (ii) for additional information; (b) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Contracts or the Series or the initiation of any proceedings for that purpose;
(c) the institution of any proceeding, investigation, hearing or other action involving the offer or sale of the Contracts or the fund of which it becomes aware; (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Contracts or the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

      11. Lincoln National will use reasonable efforts to register for sale, from time to time as necessary, additional dollar amounts of the Contracts under the Securities Act of 1933, and, should it ever be required, under state securities laws and to file for approval under state insurance laws when necessary and will maintain the Investment Company Act of 1940 registration of the Separate Account.

      12. Lincoln National will pay to members of this selling group such commissions as are from time to time set forth in dealer agreements. Such dealer agreements shall provide for the return of sales commissions by the members to Lincoln National if the Contracts are tendered for redemption to Lincoln National in accordance with the 10-day review provision in the Contract.

      13. Lincoln National will bear its expenses of providing services under this Agreement, including the cost of preparing (including typesetting costs), printing and mailing Prospectuses of the Contracts to Contract Owners, expenses and fees of registering or qualifying the Contracts and the Separate Account under federal or state laws, and any direct expenses incurred by its employees in assisting AFD in performing its duties hereunder. Lincoln National will pay to AFD such remuneration for its services and for the services of its salaried employees, and such reimbursement for its charges and expenses, as may be contained in such schedule of remuneration as may be adopted and appended to this Agreement from time to time. (See Schedule A - Commissions to Members and Remuneration to AFD.) Said Schedule A may be amended from time to time by the mutual consent of the undersigned parties; except that AFD may alter the ratio of commissions paid to dealers and remuneration paid to AFD as set forth in paragraph 25 of this Agreement.

Warranties

        14. Lincoln National represents and warrants to AFD that: (i) a registration statement under the Securities Act of 1933 (File No. 33-27783) and under the Investment Company Act of 1940 (File No. 811-5721) on Form N-4 with respect to the Contracts and Separate Account has been flied with the Commission in the form previously delivered to AFD, and copies of any and all amendments thereto will be forwarded to AFD at the time that they are filed with the Commission; (ii) the registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to Lincoln National by AFD expressly for use therein; (iii) Lincoln National is validly existing as a stock life insurance company in good standing under the laws of the State of Indiana, with power (corporate or other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each other Jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification; (iv) the Contracts to be issued through the Separate Account have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the Prospectuses and in the Contracts, will be duly and validly issued and will conform to the description of such Contracts contained in the Prospectuses relating thereto; (v) Lincoln National will not pay commissions to persons who, to the best of Lincoln National's knowledge, are not appropriately licensed in a manner as to comply with the state insurance laws; (vi) the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Lincoln National is a party or by which Lincoln National is bound, Lincoln National's Charter as a stock life insurance company or By-Laws, or any order, rule or regulation of any court or governmental agency or body having Jurisdiction over Lincoln National or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained by the effective date of this Agreement is required for the consummation by Lincoln National of the transactions contemplated by this Agreement; and (vii) there are no material legal or governmental proceedings pending to which Lincoln National or the Separate Account is a party or of which any property of Lincoln National or the Separate Account is the subject, other than as set forth in the Prospectus relating to the Contracts, and other than litigation incident to the kind of business conducted by Lincoln National which, if determined adversely to Lincoln National, would not individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of Lincoln National; and (viii) any information furnished in writing by Lincoln National to AFD for use in the registration statement of the Series will not result in the registration statement's falling to conform in all respects to the requirements of the Securities Act of 1933 and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      15. AFD represents and warrants to Lincoln National that: (i) a registration statement under the Securities Act of 1933 (File No. 2-86838), and under the Investment Company Act of 1940 (File No. 811-3857) with respect to American Variable Insurance Series has been filed with the Commission in the form previously delivered to Lincoln National, and copies of any and all amendments thereto will be forwarded to Lincoln National at the time that they are flied with the Commission; (ii) the Series' registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to AFD by Lincoln National expressly for use therein; (iii) the performance of its duties under this Agreement by AFD will not result in a breach or violation of any of the terms or provisions or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which AFD is a party or by which AFD is bound, the Certificate of incorporation or By-Laws of AFD, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over AFD or its property; and (iv) any information furnished in writing by AFD to Lincoln National for use in the registration statement for the Contracts will not result in the registration statement's failing to conform in all respects to the requirements of the Securities Act of 1933 and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (v) it is a broker-dealer duly registered with the Commission pursuant to the Securities Exchange Act of 1934.and a member in good standing of the National Association of Securities Dealers, Inc. and is in compliance with the securities laws in those states in which it conducts business as a broker-dealer; (vi) it will use reasonable efforts to ensure that no offering, sale or other disposition of the Contracts will be made until it has been notified by Lincoln National that the subject registration statements have been declared effective and the Contracts have been released for sale by Lincoln National, and that such offering, sale or other disposition shall be limited to those Jurisdictions that have approved or otherwise permit the offer and sale of the Contracts by Lincoln National; and
(vii) it will comply with the requirements of state broker-dealer regulations and the Securities Exchange Act of 1934 as each applies to AFD and shall conduct its affairs in accordance with the Rules of Fair Practice of the National Association of Securities Dealers, Inc.
Miscellaneous

      16. AFD makes no representation or warranty regarding the number of Contracts to be sold by licensed broker-dealers and insurance agents or the amount to be paid thereunder. AFD does, however, represent that it will actively engage in its duties under this Agreement on a continuous basis while the Agreement is in effect and there is an effective registration of the Contracts and of the Series, or its successor, with the Commission.

      17. AFD may act as principal underwriter, sponsor, distributor or dealer for issuers other than Lincoln National or its affiliates in connection with mutual funds or insurance products; except that AFD shall not, while this Agreement is in effect, act as principal underwriter, sponsor, distributor or dealer with respect to insurance contracts which are issued by insurance companies other than Lincoln National or its affiliates that are similar to the Contracts.

      While this Agreement is in effect, Lincoln National will not issue, through any broker-dealer (except LNSC and those broker-dealers listed in Schedule B attached hereto--"Schedule of Brokers to be Excluded from the Selling Group"), any insurance contract similar to the Contracts, without the written consent of AFD. Schedule C attached hereto--"List of Broker- Dealers Selling Similar Contracts With Consent of AFD"--contains the listing of those broker-dealers for which AFD has so consented. Furthermore, Lincoln National will not enter into any agreement with any other organization for the purpose of distributing the Contracts.

      In addition, AFD agrees not to offer the Contracts through the Broker-Dealers listed in the aforesaid Schedule B. It is understood that shares of American Variable Insurance Series may be sold to fund insurance contracts of issuers other than Lincoln National or its affiliates or to other shareholders in accordance with Internal Revenue Code Section 817(h) and the regulations thereunder.

      18. Nothing in this Agreement shall obligate Lincoln National to appoint any member or registered representative of a member its agent for purposes of the distribution of the Contracts. Nothing in this Agreement shall be construed as requiring AFD to effect sales of the Contracts directly to the public or to act as an insurance agent or insurance broker on behalf of Lincoln National for purposes of state insurance laws.

      19. AFD agrees to indemnify Lincoln National (or any control person, shareholder, director, officer or employee of Lincoln National) for any liability incurred (including costs relating to defense of any action) arising out of any AFD act or omission relating to (i) rendering services under this Agreement or (ii) the purchase, retention or surrender of a Contract by any person or entity; provided, however that indemnification will not be provided hereunder for any such liability that results from the willful misfeasance, bad faith or gross negligence of Lincoln National or from the reckless disregard by Lincoln National of the duties and obligations arising under this Agreement.

      20. Lincoln National agrees to indemnify AFD (or any control person, shareholder, director, officer or employee of AFD) for any liability incurred (including costs relating to defense of any action) arising out of any Lincoln National act or omission relating to (i) rendering services under this Agreement or (ii) the purchase, retention or surrender of a Contract by any person or entity; provided, however, that indemnification will not be provided hereunder for any such liability that results from the willful misfeasance, bad faith and gross negligence of AFD or from the reckless disregard by AFD of the duties and obligations arising under this Agreement.

      21. This Agreement will terminate automatically upon its assignment, as that term is defined in the Investment Company Act of 1940. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate, without the payment of any penalty by either party: (a) at the option of Lincoln National upon six months' advance written notice to AFD; or (b) at the option of AFD upon six months' advance written notice to Lincoln National; or (c) at the option of Lincoln National upon institution of formal proceedings against AFD by the National Association of Securities Dealers, Inc. or by the Commission; or (d) at the option of AFD upon the institution of formal proceedings against LNL by the Department of insurance of a state; or (e) as otherwise provided in the Investment Company Act of 1940.

      22. Each notice required by this Agreement shall be given in writing and delivered by certified mall-return receipt requested.

      23. This Agreement shall be subject to the laws of the State of Indiana and construed so as to interpret the Contracts as insurance products written within the business operation of Lincoln National.

      24. This Agreement covers and includes all agreements, oral and written (expressed or implied) between Lincoln National and AFD with regard to the marketing and distribution of the Contracts, and supersedes any and all Agreements between the parties with respect to the subject matter of this Agreement; except that this Agreement shall not affect the operation of any previous agreements entered into between Lincoln National and AFD unrelated to the subject matter of this Agreement.

     25. This Agreement, along with any Schedules attached hereto and incorporated herein by reference, may be amended from time to time by the mutual agreement and consent of the undersigned parties, provided such amendment be in writing and duly executed; except that with respect to any Schedule A, AFD in its sole discretion, may alter upon written notice to Lincoln National the ratio of member commissions paid to remuneration paid to AFD. AFD agrees to reimburse Lincoln National any remuneration previously received to the extent necessary to pay additional commissions to members due to a retroactive change of this ratio.

      IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed and attested as follows:

The Lincoln National Life Insurance Company on behalf of itself and Separate Account H of The Lincoln National Life Insurance Company

Attest: /s/ Kelly D. Clevenger

By:  /s/ Robert A. Nikels
American Funds Distributors, Inc. By:

Attest: /s/ Michael Downer
By:  /s/

          SCHEDULE A - COMMISSIONS TO MEMBERS AND REMUNERATION TO AFD
                            Effective July 12, 1989

1.   All Sales of the Contracts (also referred to herein as "American Legacy
II").

a) Lincoln National will make direct payment of commissions to members and remuneration to AFD with respect to all sales of the above-cited Contracts according to the schedule set forth below. Where state law prohibits direct payment to AFD, payment will be made in accordance with the applicable state law.

                                         Commissions        Remuneration
                                         to Members         to AFD
                                         other than
                                         LNSC

All Contract Purchase Payments
from Contracts Sold                      4.7%               1.00%

                                         Commissions        Remuneration
                                         to LNSC            to AFD

All Contract Purchase Payments
from Contracts Sold                      5.2%               .50%

b) An annual .25% continuing commission will be paid to dealers on the value of all Contract purchase payments beginning in the second Contract year. This compensation will be paid at the end of each calendar quarter and will be calculated as follows: At the end of each calendar quarter, Lincoln National will calculate and pay, for all Contracts which have been in force for 15 months or more as of the last day of the quarter, an amount equal to .0625% of an amount equal to the quarter ending account value less any deposits made in the previous 15 months. This continuing commission is not paid on Contracts that have been annuitized.

c) A .25% commission is all that will be paid on transfers from The American Legacy to American Legacy II.

2.   Annuitization

All Purchase Payments held five years and Individual Contract Earnings which are annuitized (Contracts issued by LNL that are annuitized solely on a fixed basis will result in a separate Contract being issued.)

                                         Commissions        Remuneration
                                         to Members         to AFD
                                         other than
                                         LNSC

All Purchase Payments held               4.7%               1.00%
five years and Individual
Contract Earnings which are
annuitized (Contracts issued
by LNL that are annuitized
solely on a fixed basis will
result in a separate Contract
being issued.)

                                         Commissions        Remuneration
                                         to LNSC            to AFD

All Purchase Payments held               5.2%               .50%
five years and Individual
Contract Earnings which are
annuitized (Contracts issued
by LNL that are annuitized
solely on a fixed basis will
result in a separate Contract

being issued.)


3. Sell and Reload

                                         Commissions        Remuneration
                                         to Members         to AFD
                                         other than
                                         LNSC

a) All Contract Purchase                 3.7%               1.00%
   Payments arising from
   Reloaded Contracts sold

                                         Commissions        Remuneration
                                         to LNSC            to AFD

   All Contract Purchase                 4.2%               .50%
   Payments from Reloaded
   Contracts sold

b) "Sell and Reload" occurs when Contract Purchase Payments are again subjected to a contingent deferred sales charge (once such charge has expired with respect to all Contract Purchase Payments) for purposes of increasing the minimum death benefit.

c) An annual continuing commission of .25% will be paid on the value of such Purchase Payments in the manner indicated in l(b) above, except that the first year's continuing commission of .25% will be paid when the initial commission is paid.

4.   Sales Volume Allowance

AFD will give up a portion of its remuneration in order to provide an extra sales volume allowance of .25% of Purchase Payments to be paid to dealers maintaining a sales volume of at least $5,000,000 in each calendar year. Lincoln National, upon notification from AFD, will deduct enough from AFD's remuneration to pay this additional allowance to that dealer on all sales for that calendar year. Payments will be made to dealers every quarter after notification from AFD is received by Lincoln National.

5.   Introductory Period

From September 1 through October 31, 1989, AFD will waive its remuneration in connection with new sales of the Contracts, in order that the commissions to dealers be increased by amounts which AFD has waived.

      IN WITNESS WHEREOF, the undersigned parties have caused this Schedule A - Commissions to Members and Remuneration to AFD to be duly executed and attested as follows:

Attest:

/s/ Kelly D. Clevenger
The Lincoln National Life Insurance Company

By:  /s/ Robert A. Nikels

Attest:

/s/ Michael Downer
American Funds Distributors, Inc.

By:  /s/ Hoyt J. Turner

        SCHEDULE B - BROKER-DEALERS TO BE EXCLUDED FROM SELLING GROUP

ABI Management
H. C. Copeland
Durham
James Freeman
Mutual of America
United Resources
R. M. Weber
Western Annuities
Zahorlk


                    SCHEDULE C - LIST OF BROKER-DEALERS SELLING
                     SIMILAR CONTRACTS WITH CONSENT OF AFD

  1.  Advisory Financial Consultants - CA
  2.  American Capital Corp. - PA
 *3.  American Investors Company - CA
  4.  APS Securities Corp. - TX
 *5.  Bates Securities, Inc. - IL
  6.  Beach Street Financial Corp. - CA
  7.  Benefit Securities Inc. - AK
  8.  Berthel, Fisher & Flelschman - IA
 *9.  Boardwalk Capital Corp. - CA
 10.  Capital Analysts Inc. - PA
 11.  CBL Equities, Inc. - IL
 12.  CES Insurance Agency - MA
*13.  Chubb Securities Corp. - NH
 14.  Colorado Investors Resources Inc. - CO
*15.  DeRand Investment Corp. - TX
*16.  E. F. Hutton Inc. - MI
*17.  E. I. Sales Inc. - IA
 18.  Equity Services Inc. - VT
 19.  Federation for Financial Independence - CA
      (Ind. Advantage Fin. & Ins. Services, Inc.)
 20.  Financial Designs, Ltd. - CA
*21.  Financial Network Investment Corp. - CA
 22.  First Financial Capital Corp. - TX
 23.  Frank B. Hall Securities Inc. - WA
*24.  FSC Securities Corp. - GA
 25.  Hackett Associates - PA
 26.  H. C. Copeland - NJ
*27.  H. D. Vest - TX
*28.  International Money Management Group - MD
 29.  Investors Brokerage Services - IL
 30.  Jason Mackinzle Securities Inc. - GA
*31.  Laney & Company - WA
*32.  Linsco Financial Group Inc. - MA
*33.  Main Street Management Co. - CT
*34.  Market Securities Corp. - FL
 35.  Marsh & McLennan Securities Corp. - NY
 36.  Munlclcorp of California - CA
*37.  Mutual Service Corporation - MI
*38.  Paine Webber Jackson & Curtis - NY
 39.  Pal-Star Management CorD. - IL
*40.  Parker-Hunter Inc. - PA
 41.  PEBSCO - OH
 42.  Philadelphia Financial Advisors - PA
 43.  Portsmouth Financial Services - CA
*44.  Raffensperger, Hughes & Co. - IN
*45.  William L. Marshall - PA
 46.  Zahorlk - CA
*  Also have Group Selling Agreement with AFD.

K56687

               AMENDMENT (effective February 7, 1992)
                         to that certain
           PRINCIPAL UNDERWRITING AGREEMENT (AGREEMENT)
                       effective July 12, 1989
                            between
           THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                              and
               AMERICAN FUNDS DISTRIBUTORS, INC.

WITNESSETH:

        WHEREAS, The President of the United States in his 1993 Budget Proposal has proposed legislation to the Congress which, if enacted, could eliminate tax deferral for certain of the Contracts described in the Agreement; and

        WHEREAS, The possibility exists that the legislation, if enacted, could have a retroactive effective date; and

        WHEREAS, Lincoln National and AFD are concerned that the mere existence of the Proposal, even if never enacted, together with the possibility of a retroactive effective date, will discourage prospective purchasers from buying the Contracts; and

        WHEREAS, If the Proposal is enacted with a retroactive effective date Lincoln National has agreed to waive the contingent deferred sales charges and contract fees for a limited period, with respect to affected Contract Owners who bought their Contracts between the effective date of the Proposal and the date of its enactment.

        NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and considerations set forth therein and in the Agreement, and for other good and valuable consideration, Lincoln National, the Separate Account and AFD hereby agree as follows:

1. For each Contract returned to Lincoln National under the circumstances set out above, AFD hereby agrees to return to Lincoln National any and all "Remuneration to AFD" (as that term is used in the Agreement) which has been paid by Lincoln National.

2. All other terms of the Agreement not inconsistent with the above shall remain unchanged.

       IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to the Agreement to be duly executed and attested as follows:

Attest: /s/ O. Douglas Worthington

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By: /s/ Robert A. Nikels

Attest: /s/ Kenneth R. Gorvetzian

AMERICAN FUNDS DISTRIBUTORS, INC.

By: /s/ Hoyt J. Turner